EXHIBIT 3.45

THE COMPANIES ACTS 1985 TO 1989 PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF GC IMPSAT HOLDINGS I PLC

1. The of the Company is GC Impsat Holdings I Plc

2. The Company is to be a public limited company.

3. The registered office of the Company will be situated in England and Wales.

4. The Company’s objects are:

(A) To carry on business as a general commercial company.

(B) To carry on any other business which may in the opinion of the directors of the Company be capable of being conveniently carried on in connection with any business which the Company is authorised to carry on or which may seem capable of being directly or indirectly to the benefit of the Company.

(C) To purchase or otherwise acquire all or any part of the business, property and other assets and liabilities of any company, partnership, unincorporated association or person or establish or promote any company which may be expedient for any of the purposes of the Company or carrying on any business which the Company is authorised to carry on, and upon any terms and for any consideration, and to conduct and carry on, or liquidate and wind up, any such business.

(D) To enter into partnership with or into any joint venture with or any arrangement involving sharing of profits, union of interests, reciprocal concessions or any other form of co-operation with any person or company carrying on or about to carry on or be engaged in any business or transaction which the Company is authorised to carry on, upon any terms and for any consideration.

(E) To take part in the formation or management or control of the business of any company, firm, partnership or person, on such terms and with such provision for the remuneration of persons involved with or connected with such business as the Company may think fit.

(F) To establish, promote, control or otherwise assist any company or companies for the purpose of acquiring any of the property of the Company or furthering any of the objects of the Company.

(G) To take or otherwise acquire, hold, sell or otherwise deal with any shares, securities or obligations of any company, whether constituted or carrying on business within or outside the United Kingdom, and other securities of any kind and in any part of the world, and to issue or guarantee the issue of, or the payment of interest on, any such shares or securities, and to payor provide for brokerage, commission and underwriting in respect of any such issue.

(H) To purchase, take on lease or in exchange, or otherwise acquire for the purpose of the Company, any real or personal property which to the Company may seem suitable or convenient for any purposes of its business.

(I) To purchase or otherwise acquire, erect, maintain, reconstruct and adapt any offices, workshops, mills, plant, machinery and other things found necessary or convenient for the purposes of the Company.

(J) To apply for and take out, purchase or otherwise acquire any designs, trademarks, patents, patent rights or inventions, copyright, secret processes, licenses, or any like rights which may be useful for the purposes of any of the Company’s businesses or which may be directly or indirectly to the benefit of the Company, and to use, exercise, develop, grant licenses in respect of or otherwise deal with the rights and information so acquired.

(K) To manufacture, buy, sell, hire, repair, improve and generally deal in all materials, machinery, tools, goods or articles of any kind which may be required or used in connection with any of the businesses of the Company.

(L) To sell, let on lease or otherwise dispose of or grant rights over the business, undertakings and real and personal property of the Company on such terms as the Company shall determine.

(M) To accept shares (fully or partly paid-up), stocks, the debentures, mortgage debentures or any other securities of any other company in payment or part payment for any services rendered or for any sale made to or debt owing from any such company, and to hold, sell or otherwise deal or dispose of any shares, stock or securities so acquired.

(N) To draw, make, accept, endorse, discount, issue or execute any bills of exchange, cheques, promissory notes and other negotiable or transferable instruments.

(O) To borrow, raise money or secure obligations and enter into any guarantee, contract or indemnity or suretyship whether by personal covenant or otherwise in respect of the obligations of any kind of the Company or any other company, firm, authority or person, wherever the same may be situate, and including without prejudice to the generality of the foregoing any company which is for the time being in relation to the Company a holding company or subsidiary of any such holding company (within the meaning of the Act) and for any of such purposes to issue debentures, debenture stock, bonds, mortgages or any securities, founded or based upon all or any of the property and rights of the Company, including its uncalled capital, or without any such security, and upon such terms as to priority or otherwise, as the Company shall think fit.

(P) To receive money on deposit, with or without allowance for interest.

(Q) To advance and lend money (with or without security) to such persons and on such terms as may be thought proper.

(R) To invest the monies of the Company not immediately required in such manner as from time to time may be determined by the Company.

(S) To provide for the welfare of persons in the employment of the Company or formerly in the employment of the Company or its predecessors in business or any subsidiary or associated company of the Company, and the wives, widows and families and dependants of such persons, by grants of money, donations, gratuities, pensions or other payments, and to establish and maintain or procure the establishment of any non-contributory or contributory pension, provident or superannuation funds, or any other trusts, funds and schemes with a view to providing for the payments aforesaid.

(T) To subscribe or otherwise contribute to or help any charitable, benevolent or useful object of a public character including (without prejudice to the generality of the foregoing) objects promoted by any educational, scientific or religious institution or trade society, whether or not such objects be connected with the business of the Company, and to institute or maintain any club or establishment.

(U) To amalgamate with any other company.

(V) To distribute in specie or otherwise as may be resolved any assets of the Company among its members including (without prejudice to the generality of the foregoing) the shares, debentures or securities of any other company formed to take over the whole or any part of the assets or liabilities of the Company, but so that if such distribution would result in a reduction in the capital of the Company, the same does not take place without first obtaining the sanction (if any) required by law.

(W) To do all or any of the matters hereby authorised in any part of the world either alone or in conjunction with, or as factors, trustees or agents for, any other companies or persons, or by or through any factors, trustees or agents.

(X) To do all such things as the Company may deem incidental or conducive to the attainment of any of the above objects of the Company.

In construing the objects set forth in the sub-clauses hereinbefore set out, the widest interpretation shall be given and they shall in no way be limited by reference to the objects set out or the wording employed in any other sub-clause or by the name of the Company, and none of the objects or powers specified in any sub-clause shall be deemed to be subsidiary or ancillary to the objects and powers specified in any other sub-clause.

1. The liability of the members is limited.

2. The share capital of the Company is £50,000 divided into 50,000 shares of £1.00 each.

We, the several persons whose names and addresses are subscribed, are desirous of being formed into a company, in pursuance of the Memorandum of Association, and we respectively agree to take the number of shares shown opposite our respective names.

Names and addresses of subscribers.

CHALFEN NOMINEES LIMITED ONE 2ND FLOOR

93A RIVINGTON STREET LONDON EC2A 3AY

CHALFEN SECRETARIES LIMITED

ONE 2ND FLOOR 93A RIVINGTON LONDON EC2A 3AY

Dated 17 January 2007

THE COMPANIES ACTS 1985 TO 1989 PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF GC IMPSAT HOLDINGS I PLC

PRELIMINARY

1.	(a) Subject as hereinafter provided the Regulations contained in Table A in The Companies (Table A to F) Regulations 1985 (“Table A”) shall apply to the Company.

(b) In these Articles the expression “The Act” means the Companies Act 1985, but so that any reference in these Articles to any provision of the Act shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force.

2.	Regulations 3, 8, 20, 41, 64, 73 to 80 inclusive and 94 to 97 inclusive of Table A shall not apply to the Company.

SHARES

3.	(a) All unissued shares which are comprised in the authorised share capital with which the Company is incorporated shall be under the control of the directors and for the purposes of Section 80 of the Act the directors are unconditionally authorised to exercise the power of the Company to allot shares grant options over or otherwise dispose of the same to such persons and on such terms as they think fit at any time or times during the period of five years from the date of incorporation and the directors may after that period allot any shares or grant any such rights under this authority in pursuance of an offer or agreement made by the Company within that period.

(b) The authority given above may be renewed revoked or varied by ordinary resolution of the Company in general meeting.

4.	In accordance with Section 95 of the Act, subsection (1) of Section 89 of the Act shall be excluded from applying to the allotment of equity securities (as defined in Section 94 of the Act) pursuant to the authority contained in Article 3 above.

LIEN

5.	Subject to the provisions of Section 150 of the Act, the Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that share. The directors may at any time declare any share to be wholly or in part exempt from the provisions of this regulation. The Company’s lien on a share shall extend to any amount payable in respect of it.

FORFEITURE OF SHARES

6.	If a share is forfeited pursuant to Regulation 19 of Table A it may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine either to the person who was before the forfeiture the holder or to any other person and at any time before sale, re-allotment or other disposition, the forfeiture may be cancelled on such terms as the directors think fit subject always to the provisions of Section 146 of the Act. Where for the purposes of its disposal a forfeited share is to be transferred to any person the directors may authorise some person to execute an instrument of transfer of the share to that person.

GENERAL MEETINGS

7.	Every notice convening a general meeting shall comply with the provisions of Section 372(3) of the Act as to giving information to members in regard to their right to appoint proxies; and notices of and other communications relating to any general meeting which any member is entitled to receive shall be sent to the directors and to the auditors for the time being of the Company.

1 Under Section 372(1) of the Act, a proxy appointed to attend and vote at the general meeting does not have the right to speak at the meeting.

2 (a) The words “at the time when the meeting proceeds to business” shall be inserted at the end of the first sentence of Regulation 40 of Table A.

(b) If a quorum is not present within half an hour from the time appointed for the general meeting the general meeting shall stand adjourned to the same day in the next week at the same time and place or to such other day and at such other time and place as the directors may determine; and if at the adjourned general meeting a quorum is not present within half an hour from the time appointed therefor such adjourned general meeting shall be dissolved.

VOTES OF MEMBERS

10.	If any member or other person appearing to be interested in any shares registered in the name of such member in any account in the register of members of the Company is in default in supplying within 28 days of the date of service of the notice from the Company requiring such member or other person to supply to the Company in writing all or any such information as is referred to in Section 212 of the Act, such member shall, for such period as default of such member or other person shall continue, not be entitled, without the prior written consent of all the directors, to vote or to exercise any right conferred by membership in relation to the meetings of the Company in respect of all the shares for the time being registered in the account of the register of members of the Company in respect of which such notice was served. For the purpose of this Article a person shall be treated as appearing to be interested in any shares if the member holding such shares has given the Company a notification under the said Section 212 which fails to establish the identities of those interested in the shares and if (after taking into account the said notification and any other relevant Section 212 notification) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares.

DIRECTORS

11.	The first director or directors of the Company shall be the person or persons named in the statement delivered under Section 10 of the Act.

12.	The maximum number and minimum number respectively of the directors may be determined from time to time by ordinary resolution in general meeting of the Company. Subject to and in default of any such determination there shall be no maximum number of directors and in accordance with Section 282 of the Act the minimum number of directors shall be two.

13.	(a) No person shall be appointed a director at any general meeting unless either:

(i) he is recommended by the directors; or

(ii) not less than fourteen nor more than thirty-five clear days before the date appointed for the general meeting, notice executed by a member qualified to vote at the general meeting has been given to the Company of the intention to propose that person for appointment, together with notice executed by that person of his willingness to be appointed.

(b) Subject to the provisions of paragraph (a) above, the Company may by ordinary resolution in general meeting appoint any person who is willing to act to be a director, either to fill a vacancy or as an additional director.

(c) The directors may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed any number determined in accordance with Article 12 as the maximum number of directors and for the time being in force.

14.	The directors may exercise all the powers of the Company to borrow without limit as to amount and upon such terms and in such manner as they think fit and subject (in the case of any security convertible into shares) to Section 80 of the Act to grant any mortgage charge or standard security over its undertaking property and uncalled capital or any part thereof and to issue debentures debenture stock or any other securities whether outright or as security for any debt liability or obligation of the Company or of any third party.

15.	A director who is in any way either directly or indirectly interested in any contract transaction or arrangement (whether actual or proposed) with the Company or in which the Company is otherwise interested shall declare the nature of his interest at a meeting of the directors in accordance with Section 317 of the Act. Subject to such disclosure a director shall be entitled to vote in respect of any such contract transaction or arrangement (whether actual or proposed) in which he is interested and whether or not he votes he shall be counted in reckoning whether a Quorum is present or not.

16.	The following paragraph shall be added to the end of Regulation 81 of Table A:

“(f) shall be required to resign his office by notice in writing lodged at the Registered Office signed by the holder or holders of not less than three-fourths of the nominal value of the issued shares of the company”.

17.	The Company may, by extraordinary resolution remove any director (including a managing director but without prejudice to any claim he may have for damages) before the expiration of his period of office, and may, by ordinary resolution, appoint another person in his stead.

INDEMNITY

18.	In addition to the indemnity conferred by Regulation 118 of Table A and subject to the provisions of the Act every such person as is mentioned in the said Regulation shall be entitled to be indemnified out of the assets of the Company against all expenses losses or liabilities incurred by him as agent of the Company or for the Company’s benefit or intended benefit or in or about the discharge or intended discharge of his duties in relation to the Company.